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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 27, 2006

                           THE A CONSULTING TEAM, INC.
             (Exact name of registrant as specified in its charter)

            NEW YORK                   0-22945             13-3169913
   (State or Other Jurisdiction     (Commission        (I.R.S. Employer
            of Incorporation)       File Number)        Identification No.)


                 200 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10003
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212) 979-8228

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         On January 27, 2006, Mr. Richard Falcone notified The A Consulting Team ("TACT") that he would resign as TACT's Chief Financial Officer and principal accounting officer. Mr. Falcone's resignation will be effective no later than February 24, 2006. Pursuant to the employment agreement, Mr. Falcone was employed as the Chief Financial Officer and principal accounting officer of TACT for a one year period, subject to renewals, at annual base compensation of $210,000. His employment agreement will terminate on the effective date of the termination.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On January 27, 2006, Mr. Richard Falcone notified The A Consulting Team ("TACT") that he would resign as TACT's Chief Financial Officer and principal accounting officer. Mr. Falcone's resignation will be effective no later than February 24, 2006.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE A CONSULTING TEAM, INC.



                                       By: /s/ Shmuel BenTov
                                       ----------------------
DATE: February 1, 2006                 Shmuel BenTov
                                       Chairman, Chief Executive Officer
                                       and President